UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 28, 2011
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events.
Declassification of Board
At our annual general meeting of shareholders held on June 7, 2011 (the “Meeting”), shareholders voted a majority of the shares represented in favor of a shareholder proposal recommending declassification of the Board of Directors, which has historically been divided into three classes, each serving a staggered three-year term. The Board continues to believe that a classified Board provides greater long-term stability to the Company. However, in light of the current evolution of accepted practices in corporate governance and the overwhelming support of the Company’s shareholders, the Board determined at its meeting held on October 28, 2011 to recommend declassification of the Board.
The bye-law amendments to effect that change will require shareholder approval and will be presented to shareholders for approval at the 2012 annual general meeting of shareholders (the “2012 Meeting”). In anticipation of such approval, the Governance and Nominating Committee will nominate director candidates for election at the 2012 Meeting for one-year terms, including all current directors that may be nominated for re-election. The amendment would be effective immediately for directors elected at the 2012 Meeting, while directors currently serving will continue to serve for the terms to which they were elected (i.e., Class I directors will serve until 2013, and Class II directors will serve until 2014). Pursuant to the Bye-laws, the amendment will require approval by a majority of the issued shares of common stock entitled to vote at the 2012 Meeting.
Majority Voting in Uncontested Director Elections
At the Meeting, shareholders also voted a majority of the shares represented in favor of a shareholder proposal recommending that directors be elected by the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections. Consistent with evolving standards in corporate governance, at its meeting held on October 28, 2011 the Board amended its Guidelines on Significant Corporate Governance Issues to require that any director nominee who does not receive the affirmative vote of the majority of the shares voted in connection with his or her uncontested election promptly tender his or her resignation from the Board. The Governance and Nominating Committee (excluding the director in question) will review the matter and make a recommendation to the Board whether or not to accept the resignation. If no compelling reason for the director to remain on the Board exists, the resignation will be accepted.
Annual Say-on-Pay Vote
One of the matters considered at the Meeting was a non-binding advisory vote regarding the frequency of advisory votes on executive compensation (“Say-on-Pay”) at future annual shareholders meetings. Shareholders voted a majority of the shares represented in favor of annual Say-on-Pay votes. As previously disclosed under an amendment to our current report on Form 8-K dated June 7, 2011, which amendment was filed with the SEC on October 31, 2011, the Board has considered the preference expressed by shareholders and determined at its meeting held on October 28, 2011 to hold future Say-on-Pay votes annually.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.
Date: November 1, 2011	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

2